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                                                                Exhibit 23.2


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 21, 1997 (except with respect to the matter discussed in Note 1, as to which the date is March 26, 1997) incorporated by reference in Hybridon's Form 10-K for the year ended December 31, 1996, to all references to our Firm included in this registration statement and into the Company's previously filed Registration Statements File No's 33-3896, 33-3898, 33-3900 and 33-3902.



                                        ARTHUR ANDERSEN LLP


Boston, Massachusetts,
April 22, 1997